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                                                                    EXHIBIT 10.3
                              NEMATRON CORPORATION
                            LONG-TERM INCENTIVE PLAN


                              I. GENERAL PROVISIONS

                1.1 PURPOSE. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by attracting and motivating highly qualified individuals to serve as Employees and to encourage Employees to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders and encouraging Employees to make greater efforts on behalf of the Corporation to achieve the Corporation's long-term business plans and objectives.

                1.2 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                    (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option, Restricted Stock grant or Performance Share Award.

                    (b) "BOARD" means the Board of Directors of the Corporation.

                    (c) "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Company or a Subsidiary), or any syndicate or group deemed to be a person under
Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company, provided that a person shall not be deemed to beneficially own shares solely because such person has the right to vote such shares pursuant to a revocable proxy or proxies given in response to a public solicitation made in accordance with the applicable rules promulgated under the Exchange Act; (ii) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile), any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets; and (iii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes.

                    (d) "CODE" means the Internal Revenue Code of 1986, as
                        amended from time to time.

                    (e) "COMMITTEE" means a committee of two or more directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 of the Exchange Act.

                    (f) "COMMON STOCK" means shares of the Corporation's
                        authorized common stock, no par value.

                    (g) "CORPORATION" means Nematron Corporation, a Michigan
                        corporation.

                    (h) "DIRECTOR" means a member of the Corporation's Board of
                        Directors.

                    (i) "DISABILITY" means total and permanent disability, as
                        defined in Code Section 22(e).

                    (j) "EFFECTIVE DATE" means January 12, 1999.

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                    (k) "EMPLOYEE" means a full-time salaried employee of the
                        Corporation or its Subsidiaries, who has an "employment relationship" with the Corporation or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation or its subsidiaries.

                    (l) "EXCHANGE ACT" means the Securities Exchange Act of
                        1934, as amended from time to time and any successor thereto.

                    (m) "EXPIRATION DATE" means the date set forth in the
                        Agreement relating to an Option on which the right to exercise shall expire absent a termination of the Participant's employment. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the tenth anniversary of its Grant Date.

                    (n) "FAIR MARKET VALUE" means the average of the high and
                        low sale prices per share of the Common Stock reported in the Wall Street Journal (or if high and low sale prices are not reported, the last sale price reported in the Wall Street Journal or, if the last sale price is not reported, the last bid price per share reported in the Wall Street Journal) for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Committee in its sole discretion.

                    (o) "GRANT DATE" means the date on which the Committee
                        authorizes an individual Option, Restricted Stock grant or Performance Share Award, or such later date as shall be designated by the Committee.

                    (p) "INCENTIVE STOCK OPTION" means an Option that is
                        intended to meet the requirements of Section 422 of the Code.

                    (q) [reserved]

                    (r) "NONQUALIFIED STOCK OPTION" means an Option that is not intended to constitute an Incentive Stock Option.

                    (s) "OPTION" means either an Incentive Stock Option or a
                        Nonqualified Stock Option to purchase Common Stock.

                    (t) "PARTICIPANT" shall have the meaning ascribed in Section
                        1.4 of the Plan.

                    (u) "PERFORMANCE SHARE AWARD" means an award granted in
                        accordance with Article IV of the Plan.

                    (v) "PLAN" means the Nematron Corporation Long-Term
                        Incentive Plan, the terms of which are set forth herein, and amendments thereto.

                    (w) "RESTRICTION PERIOD" means the period or periods of time during which a Participant's Restricted Stock grant is subject to restrictions on transferability.

                    (x) "RESTRICTED STOCK" means Common Stock that is subject to restrictions on transferability.

                    (y) "RETIREMENT" means retirement at age 65 or older.

                    (z) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

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                    (aa) "SUBSIDIARY" means a corporation defined in Code
                Section 424(f).

                1.3 ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Restricted Stock grant or Performance Share Award granted under the Plan shall be final and binding upon all Participants.

                1.4 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are Directors) as the Committee may select from time to time. The Committee may grant Options, Restricted Stock and Performance Share Awards to an individual upon the condition that the individual become an Employee, provided that the Option, Restricted Stock grant or Performance Share Award shall be deemed to be granted only on the date that the individual becomes an Employee.

                1.5 STOCK. The total number of shares of Common Stock available for grants and awards under the Plan shall not, in the aggregate, exceed 1,250,000 shares of Common Stock, as adjusted from time to time in accordance with Article VI. Shares subject to any unexercised portion of a terminated, forfeited, canceled or expired Option granted hereunder, and shares subject to any terminated, forfeited, canceled or expired portion of a Performance Share Award or Restricted Stock grant made hereunder shall be available for subsequent grants and awards under the Plan.

                1.6 AGREEMENT. No person shall have any rights under any grant or award made pursuant to the Plan unless and until the Corporation and the recipient of the grant or award have executed and delivered an agreement expressly granting or awarding benefits to such person pursuant to the Plan and containing the provisions required under the Plan to be set forth in the Agreement. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.


                         II. STOCK OPTIONS FOR EMPLOYEES

                2.1 GRANT OF OPTIONS. The Committee, at any time and from time to time, subject to Section 7.7, may grant Options to such Employees and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation. The Committee shall determine, in its discretion, subject to the limitations set forth in the Plan, the general terms and conditions of the Option, including, without limitation, the number of shares which the Option entitles the holder to purchase, the exercise price, the time or times during which the Option shall be exercisable and the Expiration Date of the Option, which terms shall be set forth in a Participant's Agreement; provided that, during any three year period, no salaried Employee shall receive Options to purchase more than 500,000 shares of Common Stock. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.

                2.2 INCENTIVE STOCK OPTIONS. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2 in addition to the other requirements of this Article II. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation, the portion of the Option that exceeds the $100,000 limitation shall be deemed to constitute a Nonqualified Stock Option.

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                2.3 OPTION PRICE. The Committee shall determine the per share exercise price for each Option granted under the Plan; provided, that the exercise price shall not be less than the Fair Market Value on the Grant Date.

                2.4 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by tendering to the Company shares of Common Stock then owned by the Participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment or
(d) by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

                              III. RESTRICTED STOCK

                3.1 GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Employees in such amounts as it shall determine.

                3.2 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, the number of shares subject to the grant, and such other provisions, including performance goals, if any, as the Committee may determine.

                3.3 TRANSFERABILITY. Except as provided in this Article III of the Plan, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated, hypothecated or encumbered until the termination of the applicable Restriction Period established by the Committee and specified in the Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in such Agreement. The Committee may, but is not required to, specify more than one set of restrictions applicable to a Restriction Period with respect to a Restricted Stock grant. All rights with respect to the Restricted Stock granted to a Participant shall be exercised during a Participant's lifetime only by the Participant or the Participant's legal representative.

                3.4 OTHER RESTRICTIONS. The Committee may impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                3.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Sections 3.3 and 3.4, each certificate representing shares of Restricted Stock shall bear the following legend:

              The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Nematron Corporation Long-Term Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated April 6, 1999. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from Nematron Corporation.

                3.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article III of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 3.6 of the Plan removed from the certificate representing such shares. The Committee shall have discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.
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                3.7 VOTING RIGHTS. During the Restriction Period, Participants
holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

                3.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.


                          IV. PERFORMANCE SHARE AWARDS

                4.1 GRANT OF PERFORMANCE SHARE AWARDS. The Committee, at its discretion, may grant Performance Share Awards (including, but not limited to, stock appreciation rights and phantom shares) to Employees and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

                4.2 TERMS OF PERFORMANCE SHARE AWARDS. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in the Agreement relating to such Award. Each Agreement shall specify the performance goals applicable to the Participant, the period over which the goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.


                                 V. TERMINATION

                5.1. OPTIONS.

                The time or times at which an Option shall terminate prior to its Expiration Date shall be determined by the Committee in its discretion and set forth in the Agreement relating to such Option. If a Participant's Agreement does not specify such time or times, the following shall apply:

                           (A) If a Participant's employment is terminated for
any reason prior to the date that an Option or a portion thereof first becomes exercisable, such Option or portion thereof shall terminate and all rights thereunder shall cease.

                           (B) To the extent an Option is exercisable and
unexercised on the date a Participant's employment is terminated

                               (I) for any reason other than death, Disability
or Retirement, the Option shall terminate on the earlier of (A) the Expiration Date of the Option, and (B) three months after the Participant's termination.

                               (II) because the Participant has died or become
subject to a Disability, the Option shall terminate on the earlier of (A) the Expiration Date of the Option and (B) the first anniversary of the date of such Participant's termination.

                               (III) due to Retirement, the Option shall
terminate on the earlier of (A) the Expiration Date of the Option, and (B) the second anniversary of such Participant's termination.

                           (C) During the period from the Participant's
termination until the termination of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's termination.

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                           (D) The Committee may, at any time, accelerate the
right of a Participant to exercise an Option or extend the exercise period of such an Option; provided, that no Option exercise period may be extended beyond the Option's Expiration Date.

                5.2 RESTRICTED STOCK. If a Participant's employment is terminated for any reason, any shares of Common Stock owned by a Participant which were the subject of a Restricted Stock grant under the Plan and at the time of such termination are subject to a Restriction Period shall be forfeited by the Participant to the Corporation upon such termination; provided, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock as it deems appropriate.

                5.3 PERFORMANCE SHARES. Performance Share Awards shall expire and be forfeited by a Participant upon termination of the Participant's employment for any reason; provided, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

                5.4 OTHER PROVISIONS. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the Corporation's leave policy, shall not be a termination of employment for purposes of the Plan.


                      VI. ADJUSTMENTS AND CHANGE IN CONTROL

                6.1 ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock which thereafter may be made the subject of grants and awards under the Plan, (b) the number and type of shares of Common Stock subject to outstanding grants and awards, (c) the exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option and (d) any performance-related conditions of any outstanding grants and awards based upon the price of Common Stock; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, that any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option, Restricted Stock grant or Performance Share Award.

                6.2 CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, upon a Change in Control, (i) any outstanding Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option, (ii) the remaining Restriction Period on any Restricted Stock granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws, and (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards, which immediately shall become payable in full.


                               VII. MISCELLANEOUS

                7.1 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan. No fractional shares shall be issued in connection with the exercise of a Performance Share Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

                7.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option, or the grant of Restricted Stock or

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a Performance Share Award (including, without limitation, the right of the
Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

                7.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock grant or Performance Share Award until, in the case of an Option, the Option is exercised or, in the case of a Restricted Stock grant or a Performance Share Award, the issuance of a stock certificate for such shares.

                7.4 NON-ASSIGNABILITY. No Option, Restricted Stock grant or Performance Share Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option shall be exercised only by the Participant. No transfer of an Option, Restricted Stock grant or Performance Share Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock grant or Performance Share Award.

                7.5. SECURITIES LAWS.

                     (A) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or deliver Common Stock pursuant to a Restricted Stock grant or Performance Share Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                     (B) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or the grant of Restricted Stock or a Performance Share Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) required by the Nasdaq Stock Market (including, without limitation, with respect to securities traded on the Nasdaq National Market or the Nasdaq SmallCap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

                7.6 WITHHOLDING TAXES. The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award. The cashless exercise procedure described in Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option.

                7.7 TERMINATION AND AMENDMENT.

                     (A) The Board may terminate the Plan, or the granting of Options, Restricted Stock or Performance Share Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary date of the Effective Date.

                     (B) The Board may amend or modify the Plan at any time and from time to time.

                     (C) No amendment, modification, or termination of the Plan shall adversely affect any Option, Restricted Stock grant or Performance Share Award granted under the Plan

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without the consent of the Participant holding the Option, Restricted Stock grant or Performance Share Award.

                7.8 EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option, Restricted Stock or Performance Share Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued as an Employee.

                7.9 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

                7.10 APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Corporation present and entitled to vote at a meeting of shareholders of the Corporation held within 12 months after adoption of the Plan by the Board. Any Option, Restricted Stock or Performance Share Award granted under the Plan on or after January 12, 1999 prior to such stockholder approval shall be conditioned upon receipt of such approval and may not be exercised in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan shall be rescinded and any Options, Restricted Stock grants and Performance Share Awards granted under the Plan shall be void retroactive to the Grant Date.


    BOARD APPROVAL:   1/12/99

    STOCKHOLDER APPROVAL:  4/6/99